SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2006

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2006, the Board of Directors of Rockwell Collins, Inc. (the "Company") approved entering into a three-year change of control agreement with Jeffrey A. Moore, substantially in the form of the three-year agreement filed as Exhibit 10-n-1 to the Company's Form 8-K dated June 29, 2005, and a two year change of control agreement with Marsha A. Schulte, substantially in the form of the two-year agreement filed as Exhibit 10-n-3 to the Company's Form 8-K dated June 29, 2005. Mr. Moore and Ms. Schulte are newly appointed executives of the Company.

Each employment agreement provides for the continuing employment of the executive for three years after the change of control on terms and conditions no less favorable than those in effect before the change of control. After a change of control, if the executive's employment is terminated by us or our successor without "cause" or if the executive terminates his or her own employment for "good reason" within that three year period, the executive is entitled to severance benefits equal to a multiple of his or her annual compensation, including bonus, and continuation of other retirement, health and welfare benefits for a number of years equal to the multiple. The multiple is three for Mr. Moore and two for Ms. Schulte. In addition, if the executive terminates his or her own employment for any reason during the 30-day window period beginning one year after the change of control, the executive is entitled to fifty percent of these severance benefits. The executive is also entitled to outplacement services. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on these change of control payments, unless the safe harbor amount which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors or Principal Officers

Effective May 1, 2006, David H. Brehm is taking another position within the Company as Vice President and Controller of Rockwell Collins Services and will no longer serve as the Company's principal accounting officer.

(c) Appointment of Principal Officers

On April 27, 2006, the Company's Board of Directors elected Marsha A. Schulte as the Company's Vice President, Finance and Controller effective May 1, 2006 as the Company's principal accounting officer. Ms. Schulte, age 48, previously served as the Company's Vice President and Controller, Operations from January 2004 to April 2006, and Vice President, Strategic & Financial Planning prior thereto.

(d) Appointment of Director

On April 27, 2006, the Company's Board of Directors elected Andrew J. Policano as a member of the Board of Directors to hold office as a Class III Director until the Company's 2007 Annual Meeting of Shareowners. At this time, Mr. Policano has not been appointed to serve on any committees of the Board of Directors. Mr. Policano is not a party to any transaction with the Company or any of its subsidiaries in which the amount involved exceeds $60,000 and in which Mr. Policano has a direct or indirect material interest.

The Company's press release announcing this director election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10-n-2	Schedule identifying executives of the Company who are party to a Change of Control Agreement (Three-Year Agreement).
10-n-4	Schedule identifying executives of the Company who are party to a Change of Control Agreement (Two-Year Agreement).
99.1	Press release of Registrant dated April 27, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: April 28, 2006	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10-n-2	Schedule identifying executives of the Company who are party to a Change of Control Agreement (Three-Year Agreement).
10-n-4	Schedule identifying executives of the Company who are party to a Change of Control Agreement (Two-Year Agreement).
99.1	Press release of Registrant dated April 27, 2006.

Exhibit 10-n-2

Schedule of Executives of the Company who are a party to a Change of Control Agreement (Three-Year Agreement):

  C. M. Jones
  B. M. Abzug
  P. E. Allen
  J. E. Besong
  G. R. Chadick
  R. M. Chiusano
  G. S. Churchill
  R. W. Kirchenbauer
  N. Mattai
  J. A. Moore
  K. L. Statler

Exhibit 10-n-4

Schedule of Executives of the Company who are a party to a Change of Control Agreement (Two-Year Agreement):

  D. H. Brehm
  M. A. Schulte

Exhibit 99.1

Press Release
www.rockwellcollins.com	Contact:	Nancy Welsh
319.295.2123
nkwelsh@rockwellcollins.com

Rockwell Collins elects new Board member

CEDAR RAPIDS, Iowa (April 27, 2006) -- Rockwell Collins' Board of Directors has elected Andrew J. Policano to become the ninth member of its Board of Directors.

Mr. Policano is currently the Dean of the Paul Merage School of Business at the University of California, Irvine, a position he has held since August 2004. He had previously served as dean of the University of Wisconsin-Madison School of Business and was instrumental in the development of the school's Executive MBA and Evening MBA programs.

"As dean of these business schools, Andy has had contact with a wide variety of companies. This experience enables him to provide us with broad and fresh perspectives on business strategies and corporate governance," said Rockwell Collins Chairman, President and CEO Clay Jones.

Rockwell Collins is a worldwide leader in the design, production, and support of communication and aviation electronics for commercial and government customers. The company's 17,000 employees in 27 countries deliver industry-leading communication, navigation, surveillance, display, flight control, in-flight entertainment, information management, and maintenance, training and simulation solutions. Additional information is available at www.rockwellcollins.com.